Exhibit 99.1

Globalink Investment Inc. Announces Charter and Trust Agreement Amendments

New York, NY – December 4, 2023 — Globalink Investment Inc. (Nasdaq: GLLI, GLLIW, GLLIR, GLLIU) (“Globalink” or the “Company”), a special purpose acquisition company, announced today that its stockholders approved amendments to its charter and trust agreement to extend the deadline to complete its initial business combination and change the structure and cost of such extensions. Globalink obtained the first of up to twelve extensions of the deadline – from December 9, 2023 to January 9, 2024 – by depositing $60,000 into its trust account (the “Trust Account”) with Continental Stock Transfer and Trust Company (“Continental”).

Globalink’s stockholders, at a special meeting of its stockholders held on November 28, 2023, approved amendments to Globalink’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) and Globalink’s Investment Management Trust Agreement, as amended, originally entered into on December 6, 2021 with Continental (the “Trust Agreement Amendment”) to extend the deadline to complete Globalink’s initial business combination from December 9, 2023 to up until December 9, 2024 for up to twelve times of monthly extensions, by depositing into the Trust Account $60,000 prior to each one-month extension.

The Charter Amendment triggered a right of Globalink’s public stockholders to demand the redemption of their public shares out of funds held in the Trust Account. Holders of 2,180,738 public shares properly requested redemption leaving 2,562,567 public shares outstanding. After payment of the redemption price to the redeeming public shareholders of approximately $10.82 per share for an aggregate of $23.60 million, Globalink will have approximately $27.73 million left in its Trust Account.

As a consequence of the adoption of the Charter Amendment and the Trust Agreement Amendment and the redemptions, Globalink can now obtain up to twelve monthly extensions, or up until December 9, 2024, to complete its initial business combination at a cost of $60,000 per extension.

About Globalink Investment Inc.

Globalink is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although there is no restriction or limitation on what industry or geographic region, Globalink intends to pursue targets in North America, Europe, South East Asia, and Asia (excluding China, Hong Kong and Macau) in the technology industry, specifically within the medical technology and green energy sectors.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on December 6, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Globalink Contact:

Say Leong Lim

Globalink Investment Inc.

Telephone: 212-382-4605

Email: sllim@globalinkinvestment.com